Digital Media Solutions, Inc. Announces Q4 and Full Year 2021 Financial Results
•Record fourth quarter revenue of $119 million, up 17% year over year; Full year 2021 revenue of $428 million, up 29% year over year
•Record adjusted revenue in the fourth quarter totaled $122 million, up 17% year over year; Full year 2021 adjusted revenue of $442 million, up 30% year over year
•Fourth quarter net income and adjusted EBITDA of $(4) million and $15 million, with adjusted EBITDA flat year over year; Full year 2021 net income and adjusted EBITDA of $6 million and $58 million, with adjusted EBITDA up 7% year over year.
•Fourth quarter gross margin of 30% and variable marketing margin (VMM) of 36%, respectively; Full year 2021 gross margin of 30% and VMM of 35%
•Announced first quarter 2022 revenue guidance of $102 - $107 million and adjusted EBITDA guidance of $10 - $12 million.
•Announced FY 2022 revenue guidance of $465 - $475 million and adjusted EBITDA guidance of $55 - $60 million.

Clearwater, FL -- March 14, 2022 -- Digital Media Solutions, Inc. (NYSE: DMS), a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers, today announced record financial results for the fourth quarter and full year ended December 31, 2021.
“In the fourth quarter, we generated more revenues than in any other quarter in DMS history, and did so while maintaining strong cash generation” said Joe Marinucci, CEO of DMS. “We demonstrated the power of our data driven, vertical-agnostic / channel-agnostic model that, time and time again, has been the fuel helping our business continue its positive growth momentum.”
Dynamic diversification, a consistent go-to-market strategy for DMS, allowed the company to pivot quickly to meet consumer and advertiser needs in the fourth quarter. As a result, both of the primary DMS business segments -- Brand-Direct and Marketplace Solutions -- grew in Q4 2021, up 17% and 25% respectively year over year, driven by strength in health insurance, especially during the open enrollment periods, and ecommerce.

On a sector-basis, during the quarter, 28% of DMS revenues came from auto insurance, 23% from health insurance, 20% from ecommerce, 10% from career and education and 8% from consumer finance. Each of these sectors is supported by both Brand-Direct and Marketplace Solutions.Similarly, in aggregate across all of the DMS business segments, no individual media channel or publisher represented more than one-quarter of the total supply for DMS.

Insurance revenues, 58% of our total revenues in Q4, grew 13% year over year, even as auto insurance advertising bid prices remained low due to carrier loss-ratio challenges. Health insurance, now a major business for DMS, grew 35% organically over the prior year. As a result, auto insurance revenues accounted for 49% of DMS insurance revenues in Q4 2021, compared to approximately 3/4 in the same quarter of 2020.

Dynamic diversification within the ecommerce vertical allowed DMS to shift in parallel with consumer demand, away from holiday spending, which was marginalized by macro supply chain issues, to the robust health and wellness category. DMS ecommerce increased 36% year over year.

In addition to dynamic diversification, scaled client spend and the DMS data flywheel supported growth momentum in the fourth quarter. The company noted a 100% retention rate for its top 20 clients, which generated 31% year-over-year revenue growth.
Fourth Quarter 2021 Performance:
•Record revenue of $119 million, up 17% over the same quarter last year.
•Record adjusted revenue of $122 million, up 17% over Q4 2020.
•Gross profit margin of 30%, compared to 27% in the year-ago quarter.
•Variable marketing margin of 36%, up from 32% in Q4 2020.
•Operating expenses totaled $39 million, a decrease of  $6.4 million year over year.

•Net income of $(4) million versus $(18) million in the same quarter last year.
•Adjusted EBITDA of $15 million, flat year over year.
•EPS came in at $(0.11) compared to $(0.32) in Q4 2020.
•We ended the quarter with $26 million in cash, cash equivalents and marketable securities and total debt of $220 million, or a net leverage of approximately 3.3x.

Fourth Quarter 2021 Segment Performance (excluding intracompany revenue):
•Brand-Direct Solutions generated revenue of $73 million, up 17% over the same quarter last year. Gross margin was 24%, up from 22% in the prior year.
•Marketplace Solutions generated revenue of $59 million, up 25% over the same quarter last year. Gross margin was 28%, up from 26% in the prior year.
•Other Solutions generated revenue of $4 million, down 6% compared to Q4 2020. Gross margin was 38%, down from 44% in the prior year.
Full Year 2021 Performance:
•Record revenue of $428 million, up 29% year over year.
•Record adjusted revenue of $442 million, up 30% over FY2020.
•Gross profit margin was 30%, flat from FY2020.
•Variable marketing margin was 35%, up from 34% in 2020.
•Operating expenses totaled $122 million, up $10 million from 2020.
•Net income of $6 million, compared to a $14 million loss in the prior year.
•Adjusted EBITDA of $58 million, up 7% year over year.
•EPS came in at $0.06 compared to $(0.23) in 2020.
Full Year 2021 Segment Performance (excluding intracompany revenue):
•Brand-Direct revenue was $254 million, up 28% over FY2020. Gross margin was 24% versus a 24% margin in 2020.
•Marketplace revenue of $224 million, up 45% from last year. Gross margin of 27% versus a 29% margin in 2020.
•Other Solutions generated revenue of $10 million, up 3% over 2020. Gross margin of 63% versus a 64% margin in 2020.
First Quarter and Full Year 2022 Guidance:
Thanks to the combination of scaled spend, our data flywheel and dynamic diversification, the Company believes it is well positioned for 2022. DMS currently anticipates revenue, gross margin, variable marketing margin and adjusted EBITDA ranges as follows:
First Quarter 2022:
•Revenue: $102-$107 million
•Gross Margin: 28%-31%
•Variable Marketing Margin: 32-36%.
•Adjusted EBITDA: $10-$12 million
Full Year 2022:
•Revenue: $465-$475 million
•Gross Margin:28%-31%
•Variable Marketing Margin: 32-36%
•Adjusted EBITDA: $55-$60 million

Adjusted revenue, Adjusted EBITDA and Variable Marketing Margin are non-GAAP financial measures. Management believes that Adjusted revenue, Adjusted EBITDA and Variable Marketing Margin provide useful information to investors and help explain and isolate the core operating performance of the business — refer to the

“Non-GAAP Financial Measures” section below. For guidance purposes, the company is not providing a quantitative reconciliation of these non-GAAP measures in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense.

Conference Call and Webcast Information:
The U.S. toll free dial-in for the conference call is 1-844-200-6205, and the international dial-in number is 1-646-904-5544. The access code is 220107. A live webcast of the conference call will be available on the investor relations page of the company's website at https://investors.digitalmediasolutions.com.
A replay will be available after the conclusion of the call on March 14, 2022 through March 21, 2022. The U.S. toll-free replay dial-in number is 1-866-813-9403, and the international replay dial-in number is 1-929-458-6194. The replay access code is 689733.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward statements are often identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include, without limitation, DMS’s expectations with respect to its future performance and its ability to implement its strategy, and are based on the beliefs and expectations of our management team from the information available at the time such statements are made. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) our ability to identify, evaluate, and complete any strategic alternative in connection with our review of strategic alternatives; (2) the possibility that DMS may not be able to realize higher value for its business through a strategic alternative and therefore retains its current corporate and business structure; (3) the possibility that DMS may decide not to undertake a strategic alternative or that it is not able to consummate any proposed strategic alternative due to, among other things, market, regulatory and other factors; (4) the potential for disruption to DMS’s business, including, among other things, attracting and retaining customers, suppliers, key personnel; (5) any potential adverse effects on DMS’s stock price resulting from the announcement of the process to review potential strategic alternatives or the results of that review; (6) the COVID-19 pandemic or other public health crises; (7) changes in client demand for our services and our ability to adapt to such changes; (8) the entry of new competitors in the market; (9) the ability to maintain and attract consumers and advertisers and successfully grow and operate our new health insurance agency business, in the face of changing economic or competitive conditions; (10) the ability to maintain, grow and protect the data DMS obtains from consumers and advertisers; (11) the performance of DMS’s technology infrastructure; (12) the ability to protect DMS’s intellectual property rights; (13) the ability to successfully source and complete acquisitions and to integrate the operations of companies DMS acquires, including the Crisp Results assets and Aimtell, PushPros and Aramis Interactive; (14) the ability to improve and maintain adequate internal controls over financial and management systems, and remediate the identified material weakness; (15) changes in applicable laws or regulations and the ability to maintain compliance; (16) our substantial levels of indebtedness; (17) volatility in the trading price on the NYSE of our common stock and warrants; (18) fluctuations in value of our private placement warrants; and (19) other risks and uncertainties indicated from time to time in DMS’s filings with the SEC, including those under “Risk Factors” in DMS’s Annual Report on Form 10-K/A and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$26,394	$31,397
Accounts receivable, net of allowances of $4,930 and $3,121, respectively	51,578	42,085
Prepaid and other current assets	3,698	2,943
Income tax receivable	2,078	474
Total current assets	83,748	76,899
Property and equipment, net	19,168	15,016
Goodwill	76,558	44,904
Intangible assets, net	66,228	46,447
Deferred tax assets	—	18,948
Other assets	889	206
Total assets	$246,591	$202,420
LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$42,073	$37,191
Accrued expenses and other current liabilities	9,473	9,886
Current portion of long-term debt	2,250	7,967
Income taxes payable	103	1,413
Tax Receivable Agreement liability - current	1,310	510
Contingent consideration payable - current	7,370	—
Total current liabilities	67,364	56,967

Long-term debt	215,505	193,591
Tax Receivable Agreement liability - non-current	—	15,760
Deferred tax liabilities	4,786	7,024
Private Placement Warrant liabilities	3,960	22,080
Contingent consideration payable - non-current	1,069	—
Deferred acquisition consideration payable	—	—
Other non-current liabilities	1,725	2,683
Total liabilities	294,409	298,105
Commitments and Contingencies (Note 16)
Stockholders' deficit:
Preferred stock, $0.0001 par value, 100,000 shares authorized; none issued and outstanding at December 31, 2021	—	—
Class A common stock, $0.0001 par value, 500,000 shares authorized; 36,226 issued and outstanding at December 31, 2021	3	3
Class B common stock, $0.0001 par value, 60,000 shares authorized; 25,699 issued and 25,699 outstanding at December 31, 2021	3	3
Class C common stock, $0.0001 par value, 40,000 authorized; none issued and outstanding at December 31, 2021	—	—
Additional paid-in capital	$(25,239)	$(48,027)
Retained earnings	(944)	(3,146)
Total stockholders' deficit	(26,177)	(51,167)
Non-controlling interest	$(21,641)	$(44,518)
Total deficit	(47,818)	(95,685)
Total liabilities and deficit	$246,591	$202,420

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021 (unaudited)	2020	2021 (unaudited)	2020
Net revenue	$118,949	$102,103	$427,935	$332,856
Cost of revenue (exclusive of depreciation and amortization shown separately below)	83,635	74,393	300,016	234,731
Gross profit	35,314	27,710	127,919	98,125
Salaries and related costs	13,586	9,272	48,014	33,386
General and administrative expenses	14,368	13,264	43,049	30,020
Depreciation and amortization	5,751	4,647	25,401	17,954
Acquisition costs	147	1,492	1,967	4,814
Change in fair value of contingent consideration liabilities	3,631	—	1,106	—
Income from operations	$(2,169)	$(965)	$8,382	$11,951
Interest expense	3,531	3,038	14,166	13,740
Change in fair value of warrant liabilities	(4,280)	12,680	(18,115)	8,840
Change in tax receivable agreement liability	(15,289)	—	(15,289)	—
Loss on debt extinguishment	—	—	2,108	—
Loss on disposal of assets	$8	$—	8	—
Net income (loss) before income taxes	$13,861	$(16,683)	$25,504	$(10,629)
Income tax expense	17,784	1,184	19,311	3,085
Net income (loss)	$(3,923)	$(17,867)	$6,193	$(13,714)
Net income (loss) attributable to non-controlling interest	222	(7,481)	3,991	(5,018)
Net loss attributable to Digital Media Solutions, Inc.	$(4,145)	$(10,386)	$2,202	$(8,696)

Weighted-average shares outstanding - basic and diluted	36,226	32,294	35,249	32,335
Earnings (loss) per share attributable to Digital Media Solutions, Inc.:
Basic and diluted - per common shares	$(0.11)	$(0.32)	$0.06	$(0.23)

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2021 (unaudited)	2020
Cash flows from operating activities
Net income (loss)	$6,193	$(13,714)
Adjustments to reconcile net income to net cash provided by operating activities
Provision for bad debt	4,798	3,039
Depreciation and amortization	25,401	17,954
Loss from sales of assets	—	411
Loss on disposal of assets	8	—
Lease restructuring charges	542	4,203
Debt extinguishment	2,108	—
Stock-based compensation, net of amounts capitalized	6,393	958
Payment of contingent consideration	—	(1,000)
Amortization of debt issuance costs	1,379	936
Deferred income tax provision, net	16,442	(479)
Other	—	400
Change in fair value of contingent consideration	1,106	—
Change in fair value of warrant liability	(18,115)	8,840
Change in tax receivable agreement liabilities	(15,549)	1,138
Change in income tax receivable and payable	(1,563)	—
Change in accounts receivable	(8,369)	(14,409)
Change in prepaid expenses and other current assets	(419)	(630)
Change in accounts payable and accrued expenses	(612)	8,742
Change in other liabilities	(956)	622
Net cash provided by operating activities	$18,787	$17,011
Cash flows from investing activities
Additions to property and equipment	$(9,114)	$(10,372)
Acquisition of businesses, net of cash acquired	(25,129)	(2,799)
Other	—	10
Net cash used in investing activities	$(34,243)	$(13,161)
Cash flows from financing activities
Proceeds from Business Combination	—	29,278
Proceeds from issuance of long-term debt	220,840	2,253
Payments of long-term debt and notes payable	(200,977)	(5,641)
Proceeds from borrowings on revolving credit facilities	11,000	10,000
Payments of borrowings on revolving credit facilities	(15,000)	(11,000)
Payment of debt issuance costs	(3,565)	(189)
Tax withholding on share based awards	(994)	—
Payment of equity issuance	(493)	—
Payment of early termination	(188)	—
Proceeds from warrants exercised	11	—
Distribution to members	(196)	—
Other	15	(162)
Net cash provided by financing activities	$10,453	$24,539
Net change in cash	$(5,003)	$28,389
Cash, beginning of period	31,397	3,008
Cash, end of period	$26,394	$31,397

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period For
Interest	$12,926	$13,255
Income taxes	$4,442	$3,940
Non-Cash Investing and Financing Transactions:
Contingent and deferred acquisition consideration	$11,903	$—
Stock-based compensation capitalized in property and equipment	$447	$—
Capital expenditures included in accounts payable	$410	$325
Issuance of equity for Aimtell/PushPros/Aramis, Crisp Results and SmarterChaos	$35,000	$3,000

NON-GAAP FINANCIAL MEASURES
In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted Revenue, Variable Marketing Margin, Adjusted EBITDA, Unlevered Free Cash Flow, and Adjusted Net Income. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

As explained further below, we use these financial measures internally to review the performance of our business units without regard to certain accounting treatments and non-recurring items. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations. Because of these limitations, management relied primarily on its GAAP results and uses non-GAAP measures only as a supplement.

Adjusted Revenue
Adjusted Revenue is a non-GAAP financial measure presented as an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of our underlying operations. Management believes this measure provides useful information because, while the majority of our business is comprised of lead generation contracts which are accounted for on a gross basis, a portion of our agency managed services contracts are accounted for on a net basis. In this regard, management believes that Adjusted Revenue provides useful information regarding operating performance across our business, without regard to the accounting treatment of individual contracts, and allows management to build forecasts on a consistent basis across the business.
Management further uses Adjusted Revenue to compare the performance of divisions within the Company against each other and to isolate our core operating performance. Notwithstanding the foregoing, however, management is discontinuing use of Adjusted Revenue going forward in 2022. Management believes that it is appropriate to do so at the current time given that the vast majority of our contracts are now accounted for on a gross basis. In addition, management believes that focusing on GAAP revenue will allow management, analysts and investors to focus on a single measure of revenue and simplify the Company’s disclosures going forward.
Adjusted Revenue is defined as revenue as reported under GAAP, without regard to netting of costs applicable to revenues earned under contracts that are deemed to be entered into on an agency basis. The following table provides a reconciliation of Adjusted Revenue to revenue, the most directly comparable GAAP measure (in thousands):

	Three Months Ended December 31, 2021 (unaudited)			Three Months Ended December 31, 2020
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Net revenue	$118,949	$2,776	$121,725	$102,103	$2,101	$104,204
Brand Direct	83,635	2,776	86,411	74,393	2,101	76,494
Marketplace	$35,314	$—	$35,314	$27,710	$—	$27,710
Gross profit margin	29.7%	—%	29.0%	27.1%	—%	26.6%

	Year Ended December 31, 2021 (unaudited)			Year Ended December 31, 2020
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Net revenue	$427,935	$14,387	$442,322	$332,856	$7,801	$340,657
Cost of revenue	300,016	14,387	314,403	234,731	7,801	242,532
Gross profit	$127,919	$—	$127,919	$98,125	$—	$98,125
Gross profit margin	29.9%	—%	28.9%	29.5%	—%	28.8%
______________
(1) Includes the gross up for certain Managed services contracts that are presented net of costs under GAAP.

Variable Marketing Margin
Variable Marketing Margin is a measure of the efficiency of the Company’s revenue generation efforts, measuring revenue after subtracting the variable marketing and direct media costs that are directly associated with revenue generation. Variable Marketing Margin and Variable Marketing Margin % of revenue are key reporting metrics by which the Company measures the efficacy of its marketing and media acquisition efforts.
Variable Marketing Margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for direct marketing and media acquisition costs, and includes only the portion of cost of revenue attributable to costs paid for this direct marketing activity and advertising acquired for resale to the Company’s customers, and excludes overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and to our customers’ websites, and these variable advertising costs are included in cost of revenue on the company's consolidated statements of operations.
Below is a reconciliation of net income (loss) from continuing operations to Variable Marketing Margin and net income (loss) from continuing operation % of revenue to Variable Marketing Margin % of revenue.
The following table provides a reconciliation of Variable Marketing Margin to net income, the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended December 31,		Years Ended December 31,
	2021 (unaudited)	2020	2021 (unaudited)	2020
Net income (loss)	$(3,923)	$(17,867)	$6,193	$(13,714)
Net income (loss) % of revenue	(3)%	(17)%	1%	(4)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue adjustment (1)	$7,270	$4,563	$23,578	$14,713
Salaries and related costs	13,587	9,272	48,014	33,386
General and administrative expense	14,372	11,389	43,047	29,641
Acquisition costs	147	1,092	1,967	4,814
Depreciation and amortization	5,751	4,648	25,400	17,954
Change in fair value of contingent consideration	3,631	—	1,106	—
Change in fair value of warrant liabilities	(4,280)	12,680	(18,115)	8,840
Change in tax receivable agreement liability	(15,289)	—	(15,289)	—
Gain/loss on disposal of asset	8	379	8	379
Debt extinguishment	—	—	2,108	—
Interest expense, net	3,531	3,039	14,165	13,740
Income tax expense	17,784	3,080	19,311	3,085
Total adjustments	$46,512	$50,142	$145,300	$126,552
Variable marketing margin	$42,589	$32,275	$151,493	$112,838
Variable marketing margin % of revenue	36%	32%	35%	34%
(1) Represents amounts reported as cost of revenue that are not direct media costs associated with lead sales, which were added back for the purpose of the Variable Marketing Margin (“VMM”).

Adjusted EBITDA, Unlevered Free Cash Flow and Unlevered Free Cash Flow Conversion

Adjusted EBITDA is defined as net income (loss), excluding (a) interest expense, (b) income tax expense, (c) depreciation and amortization, (d) change in fair value of warrant liabilities, (e) debt extinguishment, (f) stock-based compensation, (g) change in tax receivable agreement liability, (h) restructuring costs, (i) acquisition costs, (j) other expense.

In addition, we adjust to take into account estimated cost synergies related to our acquisitions. These adjustments are estimated based on cost-savings that are expected to be realized within our acquisitions over time as these acquisitions are fully integrated into DMS. These cost-savings result from the removal of cost and or service redundancies that already exist within DMS, technology synergies as systems are consolidated and centralized, headcount reductions based on redundancies, right-sized cost structure of media and service costs utilizing the most beneficial contracts within DMS and the acquired companies with external media and service providers. We believe that these non-synergized costs tend to overstate our expenses during the periods in which such synergies are still being realized.

Furthermore, in order to review the performance of the combined business over periods that extend prior to our ownership of the acquired businesses, we include the pre-acquisition performance of the businesses acquired. Management believes that doing so helps to understand the combined operating performance and potential of the business as a whole and makes it easier to compare performance of the combined business over different periods.

Unlevered Free Cash Flow is defined as Adjusted EBITDA, less capital expenditures, and Unlevered Free Cash Flow Conversion is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA.

The following table provides a reconciliation between Adjusted net income and Adjusted EBITDA, and Unlevered Free Cash Flow, from Net income, the most directly comparable GAAP measure (in thousands):

	Years Ended December 31,
	2021 (unaudited)	2020
Net income	$6,193	$(13,714)
Adjustments
Interest expense	14,166	13,740
Income tax expense	19,311	3,085
Depreciation and amortization	25,401	17,954
Change in fair value of warrant liabilities (1)	(18,115)	8,840
Change in tax receivable agreement liability	(15,289)	—
Loss on debt extinguishment	2,108	—
Stock-based compensation expense	6,463	958
Restructuring costs	1,118	4,203
Acquisition costs (2)	3,073	4,814
Other expense (3)	6,744	5,702
Adjusted net income	$51,173	$45,582
Additional adjustments
Pro forma cost savings - Reorganization (4)	31	1,056
Pro forma cost savings - Acquisitions (5)	3,330	5,666
Acquisitions EBITDA (6)	2,711	400
Accounts reserved (7)	944	1,606
Adjusted EBITDA	$58,189	$54,310
Less: Capex	$11,003	$10,372
Unlevered free cash flow	$47,186	$43,938
Unlevered free cash flow conversion	81.1%	80.9%
______________
(1)Mark-to-market warrant liability adjustments.
(2)Balance includes business combination transaction fees and related payments on Company’s EIP, acquisition incentive payments, contingent consideration accretion, earnout payments and pre-acquisition expenses.
(3)Balance includes legal fees associated with acquisitions, investor management fees and costs related to philanthropic initiatives, and private warrant transaction related costs.
(4)Costs savings as a result of the company reorganization initiated in Q2 2020.
(5)Cost synergies expected as a result of the full integration of the acquisitions.
(6)Pre-acquisition Adjusted EBITDA results from the Aimtell/Aramis/PushPro and Crisp, and SmarterChaos acquisitions during the.
years ended December 31, 2021 and 2020, respectively.
(7)For the year ended December 31, 2020, represents certain unusual bad debt expenses related to potentially uncollectible receivables that resulted from the impact of the COVID-19 pandemic and an unexpected business interruption. Management has determined that these items are not indicative of normal operations. For the year ended December 31, 2021, represents bad debt expense associated with a specific strategic customer that we believe will be settled over time.

A reconciliation of Unlevered Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure, is presented below (in thousands):

	Years Ended December 31,
	2021 (unaudited)	2020
Unlevered free cash flow	$47,186	$43,938
Capital expenditures	11,003	10,372
Adjusted EBITDA	$58,189	$54,310
Accounts reserved (1)	944	1,606
Acquisitions EBITDA (2)	2,711	400
Pro forma cost savings - Reorganization (3)	31	1,056
Pro forma cost savings - Acquisitions (4)	3,330	5,666
Adjusted net income	$51,173	$45,582
Acquisition costs (5)	3,073	4,814
Other expenses (6)	6,744	5,702
Stock-based compensation	6,463	958
Restructuring costs	1,118	4,203
Change in fair value of warrant liabilities (7)	(18,115)	8,840
Loss on debt extinguishment	2,108	—
Subtotal before additional adjustments	$49,782	$21,065
Less: Interest expense	14,166	13,740
Less: Income tax expense	19,311	3,085
Less: Change in tax receivable agreement liability	(15,289)	—
Provision for bad debt	4,798	3,039
Loss from sales of assets	—	411
Loss on disposal of assets	8	—
Lease restructuring charges	542	4,203
Debt extinguishment	2,108	—
Stock-based compensation, net of amounts capitalized	6,393	958
Payment of contingent consideration	—	(1,000)
Amortization of debt issuance costs	1,379	936
Deferred income tax provision, net	16,442	(479)
Other	—	400
Change in fair value of contingent consideration	1,106	—
Change in fair value of warrant liability	(18,115)	8,840
Change in tax receivable agreement liabilities	(15,289)	1,138
Change in income tax receivable and payable	(1,563)	—
Change in accounts receivable	(8,369)	(14,409)
Change in prepaid expenses and other current assets	(419)	(630)
Change in accounts payable and accrued expenses	(612)	8,742
Change in other liabilities	(956)	622
Net cash provided by operating activities	$18,787	$17,011
______________
(1)For the year ended December 31, 2020, represents certain unusual bad debt expenses related to potentially uncollectible receivables that resulted from the impact of the COVID-19 pandemic and an unexpected business interruption. Management has determined that these items are not indicative of normal operations. For the year ended December 31, 2021, represents bad debt expense associated with a specific strategic customer that has expressed an intent to satisfy its obligations over time.
(2)Pre-acquisition Adjusted EBITDA results from the Aimtell/Aramis/PushPro and Crisp, and SmarterChaos acquisitions during the years ended December 31, 2021 and 2020, respectively.
(3)Costs savings as a result of the company reorganization initiated in Q2 2020.
(4)Cost synergies expected as a result of the full integration of the acquisitions.

(5)Balance includes business combination transaction fees and related payments on Company’s EIP, acquisition incentive payments, contingent consideration accretion, earnout payments and pre-acquisition expenses.
(6)Balance includes legal fees associated with acquisitions, investor management fees and costs related to philanthropic initiatives, and private warrant transaction related costs.
(7)Mark-to-market warrant liability adjustments.

	Three Months Ended December 31,		Years Ended December 31,
	2021 (unaudited)	2020	2021 (unaudited)	2020
Numerator:
Net income (loss)	$(3,923)	$(17,867)	$6,193	$(13,714)
Net income (loss) attributable to DMSH prior to the Business Combination	$—	$—	—	(1,345)
Net income (loss) attributable to non-controlling interest	$222	$(7,481)	3,991	(5,018)
Net income (loss) attributable to Digital Media Solutions, Inc. - basic and diluted	$(4,145)	$(10,386)	$2,202	$(7,351)

Denominator:
Weighted average shares - basic	36,226	32,369	$35,249	$32,335
Add: dilutive effects of employee equity awards	—	—	389	—
Add: dilutive effects of private placement warrants	—	—	1	—
Add: dilutive effects of public warrants	—	—	126	—
Weighted average shares - diluted	$36,226	$32,369	$35,765	$32,335

Net earnings (loss) per common share:
Basic	$(0.11)	$(0.32)	$0.06	$(0.23)
Diluted	$(0.11)	$(0.32)	$0.06	$(0.23)

Investor Contact:
Thomas Bock
(704) 412-8892
tbock@dmsgroup.com
Media Contact:
Melissa Ledesma
(201) 528-5272
mledesma@dmsgroup.com